Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-139295 of our report dated December 7, 2006 (which expressed an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting standard in 2006), relating to the consolidated financial statements of TFS Financial Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Cleveland, Ohio

February 8, 2007